Exhibit 1.1

Execution Version

INVESTORS REAL ESTATE TRUST

UNDERWRITING AGREEMENT

4,000,000 Shares of

6.625% Series C Cumulative Redeemable Preferred Shares

(Liquidation Preference $25.00 Per Share)

September 26, 2017

BMO Capital Markets Corp.

Raymond James & Associates, Inc.

As Representatives of the Underwriters

named in Schedule I hereto

c/o BMO Capital Markets Corp.

3 Times Square, 25th Floor

New York, New York 10036

c/o Raymond James & Associates, Inc.

880 Carillon Parkway

St. Petersburg, FL 33716

Ladies and Gentlemen:

Investors Real Estate Trust, a North Dakota real estate investment trust (the “Company”), proposes, subject to the terms and conditions stated herein, to issue and sell to the several Underwriters named in Schedule I hereto (the “Underwriters”), an aggregate of 4,000,000 shares (the “Firm Shares”) of its 6.625% Series C Cumulative Redeemable Preferred Shares (Liquidation Preference $25.00 Per Share) (the “Series C Preferred Shares”). In addition, the Company has agreed to sell to the Underwriters, upon the terms and conditions stated herein, up to an additional 600,000 Series C Preferred Shares (the “Additional Shares”). The Firm Shares and the Additional Shares are collectively referred to in this Agreement as the “Shares.” BMO Capital Markets Corp. and Raymond James & Associates, Inc. are acting as the representatives of the several Underwriters and in such capacity are referred to in this Agreement as the “Representatives.” The Company owns 100% of IRET, Inc., which is the sole general partner (the “General Partner”) of IRET Properties, a North Dakota Limited Partnership that serves as the Company’s operating partnership subsidiary (the “Operating Partnership”). Certain terms used herein are defined in Section 20 hereof.

The Company has filed, in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations thereunder (collectively, the “Securities Act”), with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (File No. 333-220378), including a Base Prospectus, relating to certain securities, including the Shares, to be issued from time to time by the Company, and which incorporates by reference documents that the Company has filed or will file in accordance with the provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (collectively, the “Exchange Act”). Any reference herein to the Registration Statement, the Prospectus or any amendment or supplement thereto shall be deemed to refer to and include the documents incorporated by reference therein (or deemed to be incorporated by reference therein), and any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement or the Prospectus shall be deemed to refer to and include the filing after the execution hereof of any document with the Commission deemed to be incorporated by reference therein. For purposes of this Agreement, all references to the Registration Statement, the Prospectus or to any amendment or supplement thereto shall be deemed to include any copy filed with the Commission pursuant to the Electronic Data Gathering Analysis and Retrieval System (“EDGAR”).

At the Closing Date (as defined below) and on each Option Closing Date (as defined below), if any, the Company will contribute the net proceeds from the sale of the Shares to the Operating Partnership in exchange for Preferred Units (as defined below).

1.  Representations and Warranties of the Company and the Operating Partnership. The Company and the Operating Partnership jointly and severally represent and warrant to, and agree with, each Underwriter as of the date hereof, as of the Closing Date (defined below) and as of the Option Closing Date (defined below) as follows:

(a) Compliance with Registration Requirements. The Company satisfies all of the requirements of the Securities Act for use of Form S-3 for the offering of the Shares contemplated hereby. The Registration Statement meets, and the offering and sale of the Shares contemplated hereby is consistent with Rule 415(a)(1)(x) of the Securities Act. The Registration Statement became effective on September 7, 2017.  No stop order preventing or suspending the effectiveness of the Registration Statement has been issued under the Securities Act, and no order directed at any document incorporated by reference in the Registration Statement or the Preliminary Prospectus or the Prospectus or any amendment or supplement thereto has been issued, and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with. The Preliminary Prospectus and Prospectus delivered to the Underwriters for use in connection with the offering of Shares will, at the time of such delivery, be identical in all material respects to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T. At the respective times the Registration Statement and each amendment thereto became effective, and as of the date hereof, the Registration Statement complied and will comply in all material respects with the requirements of the Securities Act, and did not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading. The preceding sentence does not apply to statements in or omissions from the

Registration Statement or any amendment thereto in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the Underwriter Information (as defined in Section 8(a) hereof).

(b) Prospectus and Disclosure Package. Neither the Prospectus nor any amendments or supplements thereto, at the time the Prospectus or any such amendment or supplement was filed with the Commission, as of the date hereof, and at the Closing Date and any Option Closing Date, as the case may be, included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. As of the Applicable Time (defined below), the Disclosure Package (defined below) did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The foregoing do not apply to statements in or omissions from the Disclosure Package or the Prospectus, as amended or supplemented, in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the Underwriter Information (as defined in Section 8(a) hereof).

(c) Free Writing Prospectuses. Prior to the execution of this Agreement, the Company has not, directly or indirectly, offered or sold any Shares by means of any “prospectus” (within the meaning of the Securities Act) or used any “prospectus” (within the meaning of the Securities Act) in connection with the offer or sale of the Shares, in each case other than the Preliminary Prospectus dated September 25, 2017 relating to the Shares and the Free Writing Prospectuses identified on Schedule II. The Company has not, directly or indirectly, prepared, used or referred to any other Free Writing Prospectuses, without the prior written consent of the Representatives. Each Free Writing Prospectus has been prepared, used or referred to in compliance with Rules 164 and 433 under the Securities Act and any Free Writing Prospectus that the Company is required to file pursuant to Rules 164 and 433 under the Securities Act has been, or will be, filed with the Commission in accordance with the requirements of the Securities Act. Each Free Writing Prospectus, as of its issue date and as of the Applicable Time, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement, the Disclosure Package or the Prospectus. The preceding sentence does not apply to statements in or omissions from any Free Writing Prospectus in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the Underwriter Information (as defined in Section 8(a) hereof). At the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Securities Act) of the Shares and at the date hereof, the Company was not and is not an “ineligible issuer,” as defined in Rule 405 under the Securities Act, in the preceding three years not having been convicted of a felony or misdemeanor or having been made the subject of a judicial or administrative decree or order as described in Rule 405 (without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Company be considered an ineligible issuer).

(d) Authorization of Shares. All of the issued and outstanding shares of beneficial interest of the Company have been duly authorized and validly issued, are fully paid and nonassessable and have been issued in compliance with all applicable federal and state securities laws. None of the Company’s outstanding shares of beneficial interest were issued in violation of any preemptive rights, rights of first refusal or other similar rights; except as set forth in the Registration Statement, the Disclosure Package and the Prospectus, the Company is not a party to or bound by any outstanding options, warrants or similar rights to subscribe for, or contractual obligations to issue, sell, transfer or acquire, any of its shares of beneficial interest or any securities convertible into or exchangeable for any of such shares of beneficial interest; the Shares to be issued and sold by the Company hereunder have been duly authorized and, when issued and delivered against full payment therefor in accordance with the terms hereof, will be validly issued, fully paid and nonassessable and free of any preemptive rights, rights of first refusal or other or similar rights; the shares of beneficial interest (including the Shares) of the Company conform to the description thereof contained in the Registration Statement, the Disclosure Package and the Prospectus; and the delivery of the Shares being sold by the Company against payment therefor pursuant to the terms of this Agreement will pass valid title to the Shares being sold by the Company, free and clear of any claim, encumbrance or defect in title, and without notice of any lien, claim or encumbrance.

(e) Authorization of Units. The issuance of Preferred Units (defined below) to the Company in exchange for contribution of proceeds from the sale of the Shares described in the Registration Statement, the Disclosure Package and the Prospectus has been duly authorized by the Operating Partnership and when issued and duly delivered against payment therefor will be validly issued, fully paid and nonassessable. Immediately after the transactions contemplated by this Agreement, none of the outstanding common units of limited partnership interest in the Operating Partnership (“Common Units”) or preferred units of limited partnership interest in the Operating Partnership (“Preferred Units” and collectively with the Common Units, the “Units”) has been or will be issued or is owned or held in violation of any preemptive right, resale right, right of first refusal or other similar right, and the outstanding Units have been or will be offered, sold and issued by the Operating Partnership in compliance with all applicable federal and state securities laws. The Preferred Units will be exempt from registration or qualification under the Securities Act and applicable state securities laws. To the extent any portion of the option to purchase Additional Shares is exercised, the Company will contribute the net proceeds from the sale of the Additional Shares to the Operating Partnership for a number of Preferred Units, the economic terms of which are substantially similar to the Shares, equal to the number of Additional Shares issued (the “Additional Units”). The issuance of the Additional Units has been duly authorized, and, when issued and delivered by the Operating Partnership, the Additional Units will be validly issued and fully paid and non-assessable. The Additional Units will be exempt from registration or qualification under the Securities Act and applicable state securities laws. None of the Additional Units will be issued in violation of the preemptive or other similar rights of any security holder of the Operating Partnership or any other person or entity.

(f) Organization and Good Standing of the Company and Subsidiaries. Each of the Company, the Operating Partnership and their Subsidiaries (as defined in Section 20 hereof) is duly organized and validly existing in good standing under the laws of the state of its incorporation or organization with full corporate, partnership or entity power and authority, as the case may be, to own, lease and operate its Properties (as defined below) and to conduct its business as presently conducted and as described in the Registration Statement, the Disclosure Package and the Prospectus and is duly registered and qualified to conduct its business and is in good standing in each jurisdiction or place where the nature of its Properties or the conduct of its business requires such registration or qualification, except where the failure to so register, qualify and be in good standing (i) has not had or would not have, individually or in the aggregate, a material adverse effect on the earnings, business, properties, assets, operations, condition (financial or otherwise) or prospects of the Company and its Subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, or (ii) would not prevent the consummation of the transactions contemplated hereby (the occurrence of any such effect or any such prevention described in the foregoing clauses (i) and (ii) being referred to as a “Material Adverse Effect”). The Company owns 100% of the General Partner. Except for the Subsidiaries and joint venture arrangements included on Schedule III or disclosed in the Registration Statement, the Disclosure Package and the Prospectus, the Company does not own a material interest in or control, directly or indirectly, any other corporation, partnership, joint venture, association, trust or other business organization.

(g) Property. (1) The Company or its Subsidiaries have fee simple title or a valid leasehold interest to all of the properties described in the Registration Statement, the Disclosure Package and the Prospectus as owned or leased, as the case may be, by the Company or its Subsidiaries, whether owned in fee simple or through a joint venture or other partnership (the “Properties” or “Property”), in each case free and clear of all liens, encumbrances, claims, security interests and defects, except such as (i) are disclosed in the Registration Statement, the Disclosure Package and the Prospectus or (ii) could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; (2) neither the Company nor any Subsidiary thereof has received from any governmental authority any written notice of any condemnation of, or zoning change affecting any of, the Properties or any part thereof, and the Company does not know of any such condemnation or zoning change which is threatened, which if consummated could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; (3) except as otherwise described in the Registration Statement, the Disclosure Package and the Prospectus, neither the Company nor, to the knowledge of the Company, any tenant of any of the Properties is in default under (i) any space lease (as lessor or lessee, as the case may be) relating to any of the Properties (except such tenant defaults that would not, individually or in the aggregate, have a Material Adverse Effect) or (ii) any of the mortgages or other security documents or other agreements encumbering or otherwise recorded against the Properties, and the Company does not know of any event which, but for the passage of time or the giving of notice, or both, would constitute a default under any of such documents or agreements, except any such default that would not, individually or in the aggregate, have a Material Adverse Effect; and (4) except as disclosed in the Registration Statement, the Disclosure Package and the Prospectus, no tenant under any of the leases at the Properties has an option to purchase the premises demised under such lease. To the knowledge of the Company, water, stormwater, electricity and telephone service are all available at the property lines of each Property over duly dedicated streets or perpetual easements of record benefiting the applicable Property and each of the Properties is free of any material structural defects and all building systems contained therein are in reasonable working order in all material respects, subject to ordinary wear and tear or, in each instance, the Company or any Subsidiary, as the case may be, has created an adequate reserve or capital budget to effect reasonably required repairs, maintenance and capital expenditures. Each of the Properties is in compliance with all presently applicable provisions of the Americans with Disabilities Act of 1990, as amended, except for such failures to comply as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(h) Leases. Each Property with respect to which the Company or one of the Subsidiaries has a leasehold interest is the subject of a lease that has been entered into by, or assigned to, the Company or a Subsidiary, as the case may be, and has been duly and validly authorized, executed and delivered by or on behalf of the Company or such Subsidiary, as the case may be, and constitutes a valid and binding agreement of the Company or such Subsidiary, as the case may be, enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally or by general principles of equity.

(i) Mortgage; Deed of Trusts. The mortgages and deeds of trust encumbering the Properties are not convertible into equity interests in the Property, nor will the Company or the Operating Partnership hold a participating interest therein, and such mortgages and deeds of trust are not cross-defaulted or cross-collateralized to any property not to be owned directly or indirectly by the Company or the Operating Partnership.

(j) Subsidiaries. The outstanding equity interests of each of the Company’s Subsidiaries have been duly authorized and validly issued, are fully paid and nonassessable and are owned by the Company or the Operating Partnership, directly or through Subsidiaries, free and clear of any security interests, liens, encumbrances, equities or claims.

(k) No Proceedings. Except as described in the Registration Statement, the Disclosure Package and the Prospectus, there is no action, suit, inquiry, proceeding or investigation by or before any court or governmental or other regulatory or administrative agency or commission pending or, to the knowledge of the Company, threatened, against or involving the Company or its Subsidiaries, which might individually or in the aggregate prevent the transactions contemplated by this Agreement or result in a Material Adverse Effect.

(l) Exhibits; Material Contracts. There are no agreements, contracts, indentures, leases or other instruments that are required to be described in the Registration Statement, the Disclosure Package and the Prospectus or to be filed as an exhibit to the Registration Statement that are not described, filed or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus as required by the Securities Act. All such contracts to which the Company, the Operating Partnership or any Subsidiary is a party have been duly authorized, executed and delivered by the Company, the Operating Partnership or the applicable Subsidiary, as the case may be, constitute valid and binding agreements of the Company, the Operating Partnership or the applicable Subsidiary, as the case may be, and are enforceable against the Company, the Operating Partnership or the applicable Subsidiary, as the case may be, in accordance with the terms thereof, except as enforceability thereof may be limited by (i) the application of bankruptcy, reorganization, insolvency and other laws affecting creditors’ rights generally and (ii) equitable principles being applied at the discretion of a court before which any proceeding may be brought. Neither the Company nor the applicable Subsidiary has received notice or been made aware that any other party is in breach of or default to the Company or its Subsidiaries under any of such contracts.

(m) Compliance with Existing Instruments. Neither the Company, the Operating Partnership, nor any of the Subsidiaries is (i) in violation of (A) its Organizational Documents, (B) to the Company’s knowledge, any law, ordinance, administrative or governmental rule or regulation applicable to the Company, the Operating Partnership, or any Subsidiary, the violation of which would have a Material Adverse Effect or (C) any decree of any court or governmental agency or body having jurisdiction over the Company or any of its Subsidiaries; or (ii) in default in any material respect in the performance of any obligation, agreement or condition contained in (A) any bond, debenture, note or any other evidence of indebtedness or (B) any agreement, indenture, lease or other instrument (each of the documents and instruments listed in clauses (A) and (B), an “Existing Instrument”) to which the Company, the Operating Partnership, or any Subsidiary is a party or by which any of their Properties may be bound, which default would have a Material Adverse Effect; and, to the Company’s knowledge, there does not exist any state of facts that constitutes a default or an event of default on the part of the Company or any of its Subsidiaries as defined in such documents or that, with notice or lapse of time or both, would constitute such a default or event of default which would have a Material Adverse Effect.

(n) Underwriting Agreement and Articles Supplementary. The Company and the Operating Partnership have full legal right, power and authority to enter into and perform this Agreement and to consummate the transactions contemplated herein, including the issuance, sale and delivery of the Shares as provided herein and the Operating Partnership’s issuance of the Preferred Units to the Company. The execution and delivery of this Agreement by the Company and the Operating Partnership and the performance by the Company and the Operating Partnership of their obligations under this Agreement have been duly and validly authorized by the Company and the Operating Partnership, and this Agreement has been duly executed and delivered by the Company and the Operating Partnership, and constitutes a valid and legally binding agreement of the Company and the Operating Partnership, enforceable against the Company and the Operating Partnership in accordance with its terms, except to the extent enforceability may be limited by (i) the application of bankruptcy, reorganization, insolvency and other laws affecting creditors’ rights generally, moratorium laws in effect from time to time and (ii) equitable principles being applied at the discretion of a court before which any proceeding may be brought, and except as rights to indemnity and contribution hereunder may be limited by federal or state securities laws. The Articles Supplementary classifying and designating the Series C Preferred Shares (the “Articles Supplementary”) have been duly and validly authorized and, prior to the Closing Date, will be in full force and effect, except to the extent enforceability may be limited by (i) the application of bankruptcy, reorganization, insolvency and other laws affecting creditors’ rights generally and (ii) equitable principles being applied at the discretion of a court before which any proceeding may be brought, and except as rights to indemnity and contribution hereunder may be limited by federal or state securities laws.

(o) Partnership Agreement. The Agreement of Limited Partnership dated January 31, 1997 of the Operating Partnership, including all amendments thereto (the “Partnership Agreement”), has been duly and validly authorized, executed and delivered by the General Partner and constitutes a valid and binding agreement, enforceable in accordance with its terms, except to the extent that enforceability may be limited by bankruptcy, insolvency, reorganization or other laws of general applicability relating to or affecting creditors’ rights or by general equity principles.

(p) No Consent. No consent, approval, authorization, order, license, certificate, permit, registration, designation or filing by or with any governmental agency or body is required for the authorization, delivery and performance by the Company and the Operating Partnership of their respective obligations under this Agreement and the consummation by the Company and the Operating Partnership of the transactions contemplated hereby, including the valid authorization, issuance, sale and delivery of the Shares, and the authorization of the Articles Supplementary, except such as may be required by the federal securities laws, the NYSE, the securities or Blue Sky laws of the various states and the Financial Industry Regulatory Association (“FINRA”) in connection with the offer and sale of the Shares, all of which will be, or have been obtained, or in the case of the NYSE, will be applied for, in accordance with this Agreement.

(q) Non-Contravention of Existing Instruments. Neither the issuance and sale of the Shares by the Company, the execution, delivery or performance of this Agreement by the Company and the Operating Partnership nor the consummation by the Company and the Operating Partnership of the transactions contemplated hereby (i) conflicts with, or will conflict with, or constitutes, or with the giving of notice or lapse of time, will constitute a breach of, or a default under, the Company’s Declaration of Trust or bylaws (or other applicable Organizational Document), the Operating Partnership’s certificate of limited partnership or the Partnership Agreement, (ii) conflicts with, or will conflict with, or constitutes, or with the giving of notice, lapse of time or both, will constitute a breach of, or a default under any Existing Instrument to which the Company or any of its Subsidiaries is a party or by which any of its or their Properties may be bound, as the case may be, (iii) violates any statute, law, regulation, ruling, filing, judgment, injunction, order or decree applicable to the Company or any of its Subsidiaries or any of their Properties, or (iv) results in a breach of, or default or Debt Repayment Triggering Event (as defined below) under, or results in the creation or imposition of any lien, charge or encumbrance upon any Property or assets of the Company or any of its Subsidiaries pursuant to, or requires the consent of any other party to, any Existing Instrument, except, in the cases of clauses (ii)-(iv), such conflicts, breaches, defaults, liens, charges or encumbrances that will not, individually or in the aggregate, result in a Material Adverse Effect.  As used herein, a “Debt Repayment Triggering Event” means any event or condition that gives, or with the giving of notice or lapse of time would give, the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of its Subsidiaries.

(r) No Applicable Registration Rights. Except as disclosed in the Registration Statement, the Disclosure Package and the Prospectus, there are no persons with registration or other similar rights to have any equity or debt securities registered for sale under the Registration Statement or included in the offering contemplated by this Agreement, except for such rights as have been duly satisfied or waived.

(s) Independent Accountants. Deloitte & Touche LLP, who have audited certain financial statements (and the related notes thereto) incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus, are and were, during the periods covered by their reports incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus, independent registered public accountants as required by the Securities Act, the Exchange Act and the Public Company Accounting Oversight Board (the “PCAOB”); any other public accountants who have audited the financial statements incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus, are and were, during the periods covered by their reports incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus, independent registered public accountants as required by the Securities Act, the Exchange Act and the PCAOB.

(t) Financial Statements. The financial statements, together with related schedules and notes, included or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus, present fairly the consolidated financial condition, results of operations, cash flows and changes in financial position of the Company on the basis stated in the Registration Statement at the respective dates or for the respective periods to which they apply; except as disclosed therein, such statements and related schedules and notes have been prepared in accordance with GAAP, have been consistently applied throughout the periods involved, and the other financial and statistical information and data set forth in the Registration Statement, the Disclosure Package and Prospectus are accurately presented and prepared on a basis consistent with such financial statements and the books and records of the Company. No other financial statements or schedules (historical or pro forma) are required by Form S-3 of the Securities Act or are otherwise to be included, or incorporated by reference, in the Registration Statement, the Disclosure Package or the Prospectus. All pro forma financial statements or data included or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus, if any, comply with the requirements of Regulation S-X of the Securities Act and the Exchange Act, and the assumptions used in the preparation of such pro forma financial statements and data are reasonable, the pro forma adjustments used therein are appropriate to give effect to the transactions or circumstances described therein and the pro forma adjustments have been properly applied to the historical amounts in the compilation of those statements and data. The Company’s consolidated ratios of earnings to fixed charges set forth in the Registration Statement, the Disclosure Package and the Prospectus and Exhibit 12.1 to the Company’s Annual Report on Form 10-K for the year ended April 30, 2017 have been calculated in compliance with Item 503(d) of Regulation S-K under the Securities Act.

(u) Regulation G Compliance. All disclosures contained in the Registration Statement, the Disclosure Package and the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply in all material respects with Regulation G of the Exchange Act, and Item 10 of Regulation S-K under the Securities Act, to the extent applicable.

(v) No Material Change. Except as disclosed in the Registration Statement, the Disclosure Package and the Prospectus, subsequent to the respective dates as of which such information is given in the Registration Statement, the Disclosure Package and the Prospectus, (i) neither the Company nor any of its Subsidiaries has incurred any material liabilities or obligations, indirect, direct or contingent (including any off-balance sheet obligation), or entered into any transaction that is not in the ordinary course of business, (ii) neither the Company nor any of its Subsidiaries has sustained any material loss or interference with its business or Properties from fire, flood, windstorm, accident or other calamity, whether or not covered by insurance, (iii) neither the Company nor any of its Subsidiaries has paid or declared any dividends or other distributions with respect to its shares of beneficial interest and the Company is not in default under the terms of any class of shares of beneficial interest of the Company or any outstanding debt obligations (except for defaults that were subsequently cured or waived), (iv) there has not been any material change in the authorized or outstanding shares of beneficial interest of the Company or any material change in the indebtedness of the Company (other than in the ordinary course of business) and (v) there has not been any material adverse change or any development involving, or that may reasonably be expected to result in a Material Adverse Effect.

(w) Exchange Act Registration and Filings; Stock Exchange Listing. The Company’s common shares of beneficial interest, no par value per share (“Common Shares”), trade on the New York Stock Exchange (“NYSE”) and the Company has no knowledge of any proceeding intended to suspend or terminate listing of its Common Shares on the NYSE. The Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Shares under the Exchange Act.

(x) Distribution of Offering Material. The Company has not distributed and will not distribute, and has not authorized the Underwriters to distribute, any offering material in connection with the offering and sale of the Shares to be sold hereunder by the Underwriters as principal or agent for the Company, other than the Preliminary Prospectus, the Free Writing Prospectuses identified on Schedule II and the Prospectus.

(y) Stabilization or Manipulation. Other than excepted activity pursuant to Regulation M under the Exchange Act, the Company has not taken and will not take, directly or indirectly, any action that constituted, or any action designed to, or that might reasonably be expected to, cause or result in or constitute, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares or for any other purpose.

(z) Tax Compliance. The Company and each of the Company’s Subsidiaries have filed all material tax returns required to be filed or have properly requested extensions thereof, which returns are complete and correct in all material respects, and neither the Company nor any Subsidiary is in default in the payment of any material taxes that were payable pursuant to said returns or any assessments with respect thereto. Except as disclosed in the Registration Statement, the Disclosure Package and the Prospectus, all material deficiencies asserted as a result of any federal, state, local or foreign tax audits have been paid or finally settled and no issue has been raised in any such audit that, by application of the same or similar principles, reasonably could be expected to result in a proposed deficiency for any other period not so audited. There are no outstanding agreements or waivers extending the statutory period of limitation applicable to any federal, state, local or foreign tax return for any period.

(aa) Not an Investment Company. Neither the Company nor any of its Subsidiaries is, and after giving effect to the offering and sale of the Shares will be, required to register as an “investment company” within the meaning of the Investment Company Act of 1940, as amended (the “Investment Company Act”).

(bb) All Necessary Permits, etc. The Company and its Subsidiaries have all permits, licenses, franchises, approvals, consents and authorizations of governmental or regulatory authorities (hereinafter “permit” or “permits”) as are necessary to own their Properties and to conduct their business in the manner described in the Registration Statement, the Disclosure Package and the Prospectus, subject to such qualifications as may be set forth in the Registration Statement, the Disclosure Package and the Prospectus, except where the failure to have obtained any such permit has not had and will not have a Material Adverse Effect; each of the Company and its Subsidiaries has operated and is operating its business in material compliance with all of its obligations with respect to each such permit and no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination of any such permit and except where such revocation or termination would not have a Material Adverse Effect or result in any other material impairment of the rights of any such permit, subject in each case to such qualification as may be set forth in the Registration Statement, the Disclosure Package and the Prospectus.

(cc) Regulation M. The Common Stock is an “actively-traded security” excepted from the requirements of Rule 101 of Regulation M under the Exchange Act by subsection (c)(1) of such rule.

(dd) Internal Controls and Procedures. The Company has established and maintains disclosure controls and procedures (as defined in Exchange Act Rules 13a-15 and 15d-15) that are designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms, and is accumulated and communicated to the Company’s management, including its chief executive officer and chief financial officer, or persons performing similar functions, as appropriate to allow timely decisions regarding required disclosure; and the Company maintains a system of internal control over financial reporting sufficient to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP and which includes policies and procedures that (i) pertain to the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of the assets of the Company, (ii) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with GAAP and that receipts and expenditures of the Company are being made only in accordance with the authorization of management and (iii) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisitions, use or dispositions of assets that could have a material effect on the Company’s consolidated financial statements. The Company’s disclosure controls and procedures have been evaluated for effectiveness as of the end of the period covered by the Company’s most recently filed quarterly report on Form 10-Q or annual report on Form 10-K, as the case may be, that precedes the date of the Disclosure Package and the Prospectus and were effective in all material respects to perform the functions for which they were established. Based on the most recent evaluation of its internal control over financial reporting, the Company was not aware of (i) any material weaknesses in the design or operation of internal control over financial reporting or (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal control over financial reporting. The internal controls are overseen by the Audit Committee of the Board of Trustees of the Company in accordance with the applicable rules of the NYSE. The Company is not aware of any change in its internal control over financial reporting that has occurred during its most recent fiscal quarter that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(ee) Forward-Looking Statements. Each “forward-looking statement” (within the meaning of Section 27A of the Securities Act or Section 21E of the Exchange Act) contained or incorporated by reference into the Registration Statement, the Disclosure Package and the Prospectus has been made with a reasonable basis and in good faith.

(ff) Unlawful Contributions or Payments. None of the Company, the Operating Partnership or any person associated with or acting on behalf of the Company or the Operating Partnership, or to the Company’s or the Operating Partnership’s knowledge, any trustee, officer, agent, or employee, have used any funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; made or taken an act in furtherance of an offer, promise or authorization of any direct or indirect unlawful payment of corporate funds or benefit to any foreign or domestic government or regulatory official or employee, including, without limitation, of any government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office; or violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended.  The Company has instituted, maintained and enforced, and will continue to maintain and enforce policies and procedures designed to promote and ensure compliance with all applicable anti-bribery and anti-corruption laws. No funds of the Company have been set aside to be used for any payment in violation of any law. Neither the Company, nor any of its Subsidiaries nor any trustee, officer, agent, or employee of the Company or any of its Subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering contemplated by this Agreement, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(gg) Environmental Compliance. The Company and its Subsidiaries are (i) in compliance with any and all applicable federal, state, local and foreign laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or other approvals would not, individually or in the aggregate, have a Material Adverse Effect. Neither the Company nor any of its Subsidiaries has been named as a “potentially responsible party” under the Comprehensive Environmental Response Compensation and Liability Act of 1980, as amended (“CERCLA”). The Properties are not included or, to the best of the Operating Partnership’s and the Company’s knowledge, proposed for inclusion on the National Priorities List issued pursuant to CERCLA by the United States Environmental Protection Agency or, to the best of the Operating Partnership’s and the Company’s knowledge, proposed for inclusion on any similar list or inventory issued pursuant to any other Environmental Law or issued by any other governmental authority. Except as disclosed in the Registration Statement, the Disclosure Package and the Prospectus, to the knowledge of the Company, there are no costs or liabilities associated with Environmental Laws

(including, without limitation, any capital or operating expenditures required for clean-up, closure of Properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) that would, individually or in the aggregate, have a Material Adverse Effect.

(hh) Qualification as a REIT. The Company has been organized and has operated in conformity with the requirements for qualification and taxation as a real estate investment trust (“REIT”) under the Internal Revenue Code of 1986, as amended (the “Code”) for its taxable years ended April 30, 2013 through April 30, 2017, and the Company’s current and proposed method of operation will enable it to continue to meet the requirements for taxation as a REIT under the Code for its taxable year ending April 30, 2018 and in the future. The Subsidiaries of the Company that are partnerships have been and will continue to be treated as partnerships for federal income tax purposes and not as corporations, associations taxable as corporations or as publicly traded partnerships taxable as corporations.

(ii) Intellectual Property. The Company and its Subsidiaries own and have full right, title and interest in and to, or has valid licenses to use, each material trade name, trademark, service mark, patent, copyright, approval, trade secret and other similar rights (collectively “Intellectual Property”) under which the Company and its Subsidiaries conduct all or any material part of their business, and none of the Company and its Subsidiaries has created any lien or encumbrance on, or granted any right or license with respect to, any such Intellectual Property except where the failure to own or obtain a license or right to use any such Intellectual Property has not and will not have a Material Adverse Effect; there is no claim pending or, to the knowledge of the Company, threatened, against the Company or any of its Subsidiaries with respect to any Intellectual Property, and none of the Company and its Subsidiaries has received notice or otherwise become aware that any Intellectual Property that it uses or has used in the conduct of its business infringes upon or conflicts with the rights of any third party.

(jj) Title Insurance. Owner or leasehold title insurance in favor of the Company, the Operating Partnership and the Subsidiaries has been obtained with respect to each Property owned by any such entity in an amount at least equal to amounts that are generally deemed in the Company’s industry to be commercially reasonable in the market where the Properties are located, except where the failure to maintain such title insurance would not have a Material Adverse Effect. The Company, the Operating Partnership and each of the Subsidiaries maintain insurance covering its Properties, operations, personnel and businesses as the Company deems adequate; such insurance insures against such losses and risks to an extent which is adequate in accordance with customary industry practice to protect the Company, the Operating Partnership and the Subsidiaries and their businesses; such insurance as the Company deems adequate and that insures against losses and risks to an extent which is adequate in accordance with customary industry practice is fully in force on the date hereof. Neither the Company, the Operating Partnership nor any of the Subsidiaries has (i) received notice from any insurer or agent of such insurer that material capital improvements or other material expenditures are required or necessary to be made in order to continue such insurance or (ii) any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage at reasonable cost from similar insurers as may be necessary or appropriate to conduct its business.

(kk) ERISA Compliance. The Company and its Subsidiaries and any “employee benefit plan” (as defined under the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder (collectively, “ERISA”)) established or maintained by the Company, its Subsidiaries or their ERISA Affiliates (as defined below) are in compliance in all material respects with ERISA and all other applicable state and federal laws. “ERISA Affiliate” means, with respect to the Company or a Subsidiary, any member of any group or organization described in Sections 414(b), (c), (m) or (o) of the Code of which the Company or such Subsidiary is a member. No “reportable event” (as defined in ERISA) has occurred or is reasonably expected to occur with respect to any “employee benefit plan” established or maintained by the Company, its Subsidiaries or any of their ERISA Affiliates. No “employee benefit plan” established or maintained by the Company, its Subsidiaries or any of their ERISA Affiliates, if such “employee benefit plan” were terminated, would have any “amount of unfunded benefit liabilities” (as defined in ERISA). Neither the Company, its Subsidiaries nor any of their ERISA Affiliates has incurred or reasonably expects to incur any liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “employee benefit plan” or (ii) Sections 412, 4971, 4975 or 4980B of the Code. Each “employee benefit plan” established or maintained by the Company, its Subsidiaries or any of their ERISA Affiliates that is intended to be qualified under Section 401(a) of the Code is so qualified and nothing has occurred, whether by action or failure to act, that would cause the loss of such qualification.

(ll) Labor and Employment. The Company and its Subsidiaries have complied and will comply in all material respects with wage and hour determinations issued by the U.S. Department of Labor under the Service Contract Act of 1965 and the Fair Labor Standards Act in paying its employees’ salaries, fringe benefits and other compensation for the performance of work or other duties in connection with contracts with the U.S. government, except where the failure to do so would not have a Material Adverse Effect, and have complied and will comply in all material respects with the requirements of the Americans with Disabilities Act of 1990, the Family and Medical Leave Act of 1993, the Civil Rights Act of 1964 (Title VII), the National Labor Relations Act, the Vietnam Era Veteran’s Readjustment Act, the Age Discrimination in Employment Act, as amended by the Older Workers’ Benefit Protection Act, and federal, state and local labor laws, each as amended except where the failure to comply with any such requirements has not, and will not, have a Material Adverse Effect. No labor dispute with the employees of the Company or any of its Subsidiaries exists or, to the knowledge of the Company is threatened or imminent, that might have a Material Adverse Effect.

(mm) Sarbanes-Oxley Act. Except with respect to any non-timely filings of reports pursuant to Section 16(a) of the Exchange Act by certain of the Company’s officers and/or trustees as described in the Company’s most recently filed Proxy Statement under the caption “Section 16(a) Beneficial Ownership Reporting Compliance,” there is and has been no failure on the part of the Company to comply in all material respects with the provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated thereunder.

(nn) Brokers and Finders. Other than this Agreement, there are no contracts, agreements or understandings between the Company or any of its Subsidiaries and any person that would give rise to a valid claim against the Company or any of its Subsidiaries or the

Underwriters for a brokerage commission, finder’s fee or other like payment with respect to the consummation of the transactions contemplated by this Agreement.

(oo) Money Laundering. The operations of the Company and its Subsidiaries are and have been conducted at all times in compliance with applicable financial record-keeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, applicable money laundering statutes and applicable rules and regulations thereunder (collectively, the “Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any or its Subsidiaries with respect to the Money Laundering Laws is pending or, to the Company’s knowledge, threatened.

(pp) Related Party Transactions. Except as set forth in the Registration Statement, the Disclosure Package and the Prospectus (as amended or supplemented), there are no transactions with “affiliates” (as defined in Rule 405 of the Securities Act) or any officer, trustee or security holder of the Company (whether or not an affiliate) that are required by the Securities Act to be disclosed in the Registration Statement, the Disclosure Package and the Prospectus that have not been disclosed as required. Additionally, no relationship, direct or indirect, exists between the Company or any of its Subsidiaries on the one hand, and the trustees, officers, shareholders, tenants, customers or suppliers of the Company or any Subsidiary on the other hand that is required by the Securities Act or the rules of FINRA to be disclosed in the Registration Statement, the Disclosure Package and the Prospectus that is not so disclosed.

(qq) WKSI. (a) At the time of filing the Registration Statement, (b) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Securities Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), (c) at the time the Company made any offer relating to the Shares in reliance on the exemption of Rule 163 of the Rules and Regulations and (d) at the date hereof, the Company was and is a “well-known seasoned issuer” as defined in Rule 405 of the Rules and Regulations (“Rule 405”). The Registration Statement is an “automatic shelf registration statement,” as defined in Rule 405, and the Shares, since their registration on the Registration Statement, have been and remain eligible for registration by the Company on a Rule 405 “automatic shelf registration statement.” The Company has not received from the Commission any notice objecting to the use of the automatic shelf registration statement form.

(rr) Loans and Advances. There are no outstanding loans or other extensions of credit made by the Company to any executive officer (as defined in Rule 3b-7 under the Exchange Act) or trustee of the Company.

(ss) No Prohibition on Payments. No Subsidiary of the Company is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on the equity interest in such Subsidiary held by the Company, from repaying to the Company any loans or advances to such Subsidiary from the Company or from transferring any of such Subsidiary’s property or assets to the Company or any other Subsidiary of the Company, except as described in the Registration Statement, the Disclosure Package and the Prospectus.

(tt) Statistical and Market-Related Data. Any third-party statistical and market-related data included or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus are based on or derived from sources that the Company believes to be reliable and accurate.

(uu) Officer’s Certificates; Opinions. Any certificate signed by an officer of the Company and delivered to the Representatives or to counsel for the Underwriters shall be deemed to be a representation and warranty by the Company and/or the Operating Partnership, as applicable, to the Representatives as to the matters set forth therein. The Company and the Operating Partnership acknowledge that the Representatives and, for purposes of the opinions to be delivered pursuant to Section 7 hereof, counsel to the Company and counsel to the Underwriters, will rely upon the accuracy and truthfulness of the foregoing representations and hereby consents to such reliance.

2.  Purchase and Sale.

(a) Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company agrees to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Company, at a purchase price of $24.2125 per Share (representing a public offering price of $25.00 per Share, less an underwriting discount of $0.7875 per Share), the amount of the Firm Shares set forth opposite such Underwriter’s name in Schedule I hereto.

(b) Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company hereby grants an option to the several Underwriters to purchase, severally and not jointly, up to 600,000 Additional Shares in the aggregate at the same purchase price per share as the Underwriters shall pay for the Firm Shares, less an amount per share equal to any dividends or distributions declared by the Company and payable on the Firm Shares but not payable on the Additional Shares. Said option may be exercised in whole or in part at any time on or before the 30th day after the date hereof upon written, telegraphic or electronic mail notice by the Representatives to the Company setting forth the number of Additional Shares as to which the several Underwriters are exercising the option. On each day, if any, that Additional Shares are to be purchased (an “Option Closing Date”), each Underwriter, acting severally and not jointly, will purchase that proportion of the total Additional Shares then being purchased which the number of Firm Shares set forth on Schedule I opposite the name of such Underwriter bears to the total number of Firm Shares set forth in Schedule I hereto (subject to such adjustments to eliminate fractional shares as the Representatives may determine).

3.  Delivery and Payment. Delivery of and payment for the Firm Shares and the Additional Shares (if the option provided for in Section 2(b) hereof shall have been exercised before the Business Day (as defined below) prior to the Closing Date) shall be made at 10:00 a.m., Eastern time, on October 2, 2017, or at such time on such date not more than five (5)

Business Days after the foregoing date as the Representatives shall designate, which date and time may be postponed by agreement between the Representatives and the Company or as provided in Section 9 hereof (such date and time of delivery and payment for the Shares being herein called the “Closing Date”).

Delivery of the Shares shall be made to the Representatives for the respective accounts of the several Underwriters against payment by the several Underwriters through the Representatives of the purchase price thereof to or upon the order of the Company by wire transfer payable in same-day funds to an account specified by the Company. Delivery of the Firm Shares and the Additional Shares shall be made through the facilities of The Depository Trust Company unless the Representatives shall otherwise instruct.

If the option provided for in Section 2(b) hereof is exercised on or after the Business Day prior to the Closing Date, the Company will deliver the Additional Shares (at the expense of the Company) to the Representatives, on the Option Closing Date specified by the Representatives (which shall be within three (3) Business Days after exercise of said option, which can be postponed by agreement between the Representatives and the Company or as provided in Section 9 hereof) for the respective accounts of the several Underwriters, against payment by the several Underwriters through the Representatives of the purchase price thereof to or upon the order of the Company by wire transfer payable in same-day funds to an account specified by the Company. If settlement for the Additional Shares occurs after the Closing Date, the Company will deliver to the Representatives on the Option Closing Date for the Additional Shares, and the obligation of the Underwriters to purchase the Additional Shares shall be conditioned upon receipt of, opinions, certificates and letters confirming as of such date the opinions, certificates and letters delivered on the Closing Date pursuant to Section 7 hereof.

4.  Offering by Underwriters. It is understood that the several Underwriters propose to offer the Shares for sale to the public as set forth in the Prospectus under the caption “Underwriting.”

5.  Certain Agreements of the Company and the Operating Partnership. The Company and the Operating Partnership, jointly and severally, covenant and agree with the Underwriters that:

(a) Delivery and Filing of Prospectuses. The Company has delivered to each Underwriter, without charge, as many copies of each Preliminary Prospectus and any amendments or supplements thereto as such Underwriter reasonably requested, and the Company hereby consents to the use of such copies for purposes permitted by the Securities Act. The Company will furnish to each Underwriter, without charge, during the period when the Prospectus is required (or, but for the provisions of Rule 172 under the Securities Act, would be required) to be delivered by applicable law (whether to meet the request of purchasers pursuant to Rule 173(d) under the Securities Act or otherwise), such number of copies of the Preliminary Prospectus, the Prospectus and any Permitted Free Writing Prospectus and any amendments or supplements to any of the foregoing as such Underwriter may reasonably request. The Company will prepare the Prospectus in a form approved by the Underwriters and file such Prospectus with the Commission pursuant to Rule 424(b) under the Securities Act not later than 5:30 p.m. (New

York City time) on the second day following the execution and delivery of this Agreement or on such other day as the parties may mutually agree and to furnish promptly (and with respect to the initial delivery of such Prospectus, not later than 5:30 p.m. (New York City time) on the second day following the execution and delivery of this Agreement, or on such other day as the parties may mutually agree, and deliver to the Underwriters as many copies of the Prospectus as the Representatives shall reasonably request (or of the Prospectus as amended or supplemented if the Company shall have made any amendments or supplements thereto after the effective date of the Registration Statement), which Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to the version transmitted to the Commission for filing via EDGAR, except to the extent permitted by Regulation S-T; and the Company will advise the Underwriters promptly and, if requested by the Underwriters, will confirm such advice in writing when the Prospectus is filed with the Commission pursuant to Rule 424(b) under the Securities Act. The Company will prepare a final term sheet relating to the offering of the Shares, containing only information that describes the final terms of the Shares or the offering in a form consented to by the Underwriters, and to file such final term sheet as an “issuer free writing prospectus” within the period required by Rule 433(d)(5)(ii) under the Securities Act following the date the final terms have been established for the offering of the Shares and the Company further agrees to comply with Rules 433 and 164 under the Securities Act (without reliance on Rule 164(b) under the Securities Act). The Company shall furnish the Representatives with copies of any such final term sheet a reasonable amount of time prior to such proposed filing and will not use or file any such document to which the Representatives or counsel to the Underwriters reasonably object.

(b) Approval Before Filing Amendments. Before amending or supplementing the Registration Statement, the Disclosure Package or the Prospectus, other than by means of filing documents that are then incorporated by reference therein, the Company will furnish to the Representatives a copy of each such proposed amendment or supplement and will not file any such proposed amendment or supplement to which the Representatives reasonably object. The Company further agrees (i) to furnish to the Representatives a copy of each proposed Free Writing Prospectus relating to the offering of the Shares to be prepared by or on behalf of, used by, referred to or filed by the Company and not to use, refer to or file any proposed Free Writing Prospectus relating to the offering of the Shares to which the Representatives reasonably object; and (ii) not to take any action that would result in the Representatives or the Company being required to file with the Commission pursuant to Rule 433(d) under the Securities Act a Free Writing Prospectus prepared by or on behalf of the Representatives that the Representatives otherwise would not have been required to file thereunder.

(c) Registration Statement Amendments; Payment of Fees. After the date of this Agreement and during any period in which a Prospectus relating to the Shares is required to be delivered by the Underwriters under the Securities Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the Securities Act), (i) the Company will notify the Representatives as promptly as reasonably practicable of the time when any subsequent amendment to the Registration Statement, other than documents incorporated by reference, has been filed with the Commission and/or has become effective or any subsequent supplement to the Prospectus has been filed and of any comment letter from the Commission or any request by the Commission for any amendment or supplement to the Registration Statement or Prospectus or for additional information; (ii) the Company will prepare and file with the Commission, as promptly as reasonably practicable upon the Representatives’ request, any amendments or supplements to the Registration Statement or Prospectus that, in the Representatives’ reasonable opinion, may be necessary or advisable in connection with the distribution of the Shares by the Underwriters (provided, however, that the failure of the Representatives to make such request shall not relieve the Company of any obligation or liability hereunder, or affect the Underwriters’ right to rely on the representations and warranties made by the Company in this Agreement); (iii) the Company will not file any amendment or supplement to the Registration Statement or Prospectus, other than documents incorporated by reference, relating to the Shares or a security convertible into the Shares unless a copy thereof has been submitted to the Representatives within a reasonable period of time before the filing and the Representatives have not reasonably objected thereto (provided, however, that the failure of the Representatives to make such objection shall not relieve the Company of any obligation or liability hereunder, or affect the Underwriters’ right to rely on the representations and warranties made by the Company in this Agreement); and (iv) the Company will cause each amendment or supplement to the Prospectus, other than documents incorporated by reference, to be filed with the Commission as required pursuant to the Securities Act. The Company will not make any such filing, other than documents incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus, relating to the Shares unless a copy thereof has been submitted to the Representatives within a reasonable period of time before the filing and the Representatives have not reasonably objected thereto (provided, however, that the failure of the Representatives to make such objection shall not relieve the Company of any obligation or liability hereunder or affect the Representatives’ right to rely on the representations and warranties made by the Company in this Agreement).

(d) Notice of Commission; Stop Orders. The Company will advise the Representatives, as promptly as reasonably practicable after it receives notice or obtains knowledge thereof, of the issuance or threatened issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any other order preventing or suspending the use of the Prospectus, of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, or of the initiation or threatening of any proceeding for any such purpose or any examination pursuant to Section 8(e) of the Securities Act, or if the Company becomes the subject of a proceeding under Section 8A of the Securities Act in connection with the offering of the Shares; and it will promptly use its commercially reasonable efforts to prevent the issuance of any stop or other order or to obtain its withdrawal if such a stop or other order should be issued or will file a new registration statement and use its best efforts to have such new registration statement declared effective as soon as practicable.

(e) Continued Compliance with Securities Laws. During any period in which a Prospectus relating to the Shares is required to be delivered by the Underwriters under the Securities Act with respect to the Shares (including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the Securities Act), the Company will comply with all requirements imposed upon it by the Securities Act, as from time to time in force, and to file on or before their respective due dates all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14, 15(d) or any other provision of or under the Exchange Act. If during such period any event occurs as a result of which the Registration Statement or the Prospectus, as then amended or supplemented, would include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if during such period it is necessary to amend or supplement the Registration Statement or Prospectus to comply with the Securities Act, the Company will promptly notify the Representatives to suspend the offering of Shares during such period, and the Company will as promptly as reasonably practicable amend or supplement the Registration Statement or Prospectus (at the expense of the Company) so as to correct such statement or omission or effect such compliance.

(f) Filings with the NYSE. The Company will use its best efforts to effect the listing of the Shares on the NYSE within the time period specified in the Registration Statement, the Disclosure Package and the Prospectus and during any period in which a Prospectus relating to the Shares is required to be delivered by the Underwriters under the Securities Act with respect to the Shares (including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the Securities Act), the Company will use its best efforts to maintain the listing of the Shares on the NYSE and to file with the NYSE all documents and notices required by the NYSE of companies that have securities listed on the NYSE.

(g) Blue Sky Laws. The Company agrees to promptly furnish such information or take such action as the Underwriters may reasonably request and otherwise to qualify (or obtain exemptions) the Shares for offer and sale under the securities or “Blue Sky” laws of such jurisdictions as the Underwriters shall reasonably request, and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Shares; provided, however, that the Company shall not be required to qualify as a foreign corporation or to file a consent to service of process in any jurisdiction (excluding service of process with respect to the offer and sale of the Shares); and to promptly advise the Underwriters of the receipt by the Company of any notification with respect to the suspension of the qualification of the Shares for offer or sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose.

(h) Delivery of Registration Statement and Prospectus. The Company will furnish to the Underwriters and its counsel (at the expense of the Company) copies of the Prospectus and all amendments and supplements to the Prospectus that are filed with the Commission during any period in which the Prospectus relating to the Shares is required to be delivered under the Securities Act, in each case as soon as reasonably practicable and in such quantities as the Representatives may from time to time reasonably request and, at the Representatives’ reasonable request, will also furnish copies of the Registration Statement (including exhibits thereto) to each Underwriter. The Company will send copies of the Prospectus to each exchange or market on which sales of the Shares may be made. The copies of the Prospectus and the Registration Statement and any supplements or amendments thereto furnished to the Representatives will be identical in all material respects to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(i) Free Writing Prospectuses. The Company represents and agrees that, unless it has obtained, or will obtain, the prior written consent of the Representatives, it has not made and will not make any offer relating to the Shares that would constitute an Issuer Free Writing Prospectus, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405 under the Securities Act, required to be filed with the Commission. Any such free writing prospectus consented to by the Company and the Representatives is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company represents that it has treated and agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433 under the Securities Act, and has complied and will comply with the requirements of Rules 164 and 433 under the Securities Act applicable to any Permitted Free Writing Prospectus, including timely Commission filing where required, legending and record keeping. Each Permitted Free Writing Prospectus conformed or will conform in all material respects to all other applicable requirements of the Securities Act on the date of its first use, and the Company has complied with all prospectus delivery and any filing requirements applicable to such Permitted Free Writing Prospectus pursuant to the Securities Act. Each Permitted Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Shares or until any earlier date that the Company notified or notifies the Underwriters, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement, the Disclosure Package or the Prospectus, including any document incorporated by reference therein and any preliminary or other prospectus supplement deemed to be a part thereof that has not been superseded or modified. The Company has taken all actions necessary so that any “road show” (as defined in Rule 433 under the Securities Act) in connection with the offering of the Shares will not be required to be filed pursuant to the Securities Act.

(j) Earnings Statement. The Company will make generally available to its security holders as soon as reasonably practicable, but in any event not later than 15 months after the end of the Company’s current fiscal quarter, an earnings statement covering a 12-month period that satisfies the provisions of Rule 158 under the Securities Act.

(k) Use of Proceeds. The Company will apply the net proceeds from the sale of the Shares to be sold by it hereunder in accordance in all material respects with the statements under the caption “Use of Proceeds” in the Prospectus. The Operating Partnership will effect the issuance to the Company by the Operating Partnership of a number of Common Units equal to the number of Shares sold pursuant to this Agreement upon the Company’s contribution to the Operating Partnership of the net proceeds from the sale of the Shares.

(l) Restriction on the Sale of Preferred Shares. For a period of 60 days after the date hereof (the “Lock-Up Period”), the Company will not (i) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of, directly or indirectly, any Shares (or preferred shares ranking on par with or senior to the Shares) or any securities convertible into or exercisable or exchangeable for any preferred shares of the Company or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Shares, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of preferred shares of the Company or such other securities, in cash or otherwise, or (iii) publicly announce an intention to effect any transaction specified in clause (i) or (ii) above, without the prior written consent of the Representatives. The restrictions contained in the preceding sentence shall not apply to (i) the Shares to be sold hereunder or (ii) the issuance by the Company of preferred shares upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof.

(m) Market Activities. The Company will use its commercially reasonable efforts to cause its officers, trustees, directors and affiliates not to: (i) take, directly or indirectly, prior to the termination of the underwriting syndicate contemplated by this Agreement, any action designed, or which will constitute, or has constituted, or might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares, (ii) sell, bid for, purchase or pay anyone, other than the Underwriters, any compensation for soliciting purchases of the Shares, or (iii) pay or agree to pay any person, other than the Underwriters, any compensation for soliciting any order to purchase in the open market any other securities of the Company.

(n) Insurance. The Company and its Subsidiaries shall maintain, or cause to be maintained, insurance in such amounts and covering such risks as is reasonable and customary for companies engaged in similar businesses in similar industries.

(o) Compliance with Laws. The Company, the Operating Partnership and each Subsidiary shall maintain, or cause to be maintained, all material environmental permits, licenses and other authorizations required by federal, state and local law in order to conduct their businesses as described in the Prospectus, and the Company and each of its Subsidiaries shall conduct their businesses, or cause their businesses to be conducted, in substantial compliance with such permits, licenses and authorizations and with applicable environmental laws, except where the failure to maintain or be in compliance with such permits, licenses and authorizations could not reasonably be expected to have a Material Adverse Effect.

(p) REIT Treatment. The Company will use all commercially reasonable efforts to continue to meet the requirements to qualify as a REIT under the Code for subsequent tax years for so long as the Company’s Board of Trustees deems such qualification to be in the best interests of the Company’s shareholders.

(q) Investment Company Act. The Company will conduct its affairs in such a manner so as to reasonably ensure that neither it nor its Subsidiaries will be or become required to register, at any time prior to the termination of this Agreement, and after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described under the caption “Use of Proceeds” in the Registration Statement, the Disclosure Package and the Prospectus, as an “investment company,” as such term is defined in the Investment Company Act, assuming no change in the Commission’s current interpretation as to entities that are not required to register as an investment company.

(r) Securities Act and Exchange Act. The Company will use its best efforts to comply with all requirements imposed upon it by the Securities Act and the Exchange Act as from time to time in force, so far as necessary to permit the continuance of sales of, or dealings in, the Shares as contemplated by the provisions hereof and the Prospectus.

(s) No Offer to Sell. The Company agrees not, at any time at or after the execution of this Agreement, to offer or sell any Shares by means of any “prospectus” (within the meaning of the Securities Act) or use any “prospectus” (within the meaning of the Securities Act) in connection with the offer or sale of the Shares, except in each case other than the Prospectus.

(t) Press Releases and Disclosure. Each party hereto shall use commercially reasonable efforts, acting in good faith, to consult with the other party prior to issuing any press release or like public statement related to this Agreement or any of the transactions contemplated hereby, except as may be necessary or appropriate in the opinion of the party seeking to make disclosure to comply with the requirements of applicable law or stock exchange rules.

(u) Sarbanes-Oxley Act. The Company and each of its Subsidiaries will maintain and keep accurate books and records reflecting their assets and maintain internal accounting controls in a manner designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP and including those policies and procedures that (i) pertain to the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of the assets of the Company, (ii) provide reasonable assurance that transactions are recorded as necessary to permit the preparation of the Company’s consolidated financial statements in accordance with GAAP, (iii) that receipts and expenditures of the Company are being made only in accordance with management’s and the Company’s trustees’ authorization, and (iv) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of the Company’s assets that could have a material effect on its financial statements. The Company will maintain such controls and other procedures, including, without limitation, those required by Sections 302 and 906 of the Sarbanes-Oxley Act of 2002, and the applicable regulations thereunder that are designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms, including, without limitation, controls and procedures designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is accumulated and communicated to the Company’s management, including its chief executive officer and principal financial officer, or persons performing similar functions, as appropriate to allow timely decisions regarding required disclosure and to ensure that material information relating to the Company is made known to them by others within those entities, particularly during the period in which such periodic reports are being prepared. The Company will use its best efforts to comply with all effective applicable provisions of the Sarbanes-Oxley Act of 2002.

(v) The Company will use all reasonable best efforts to do or perform all things required to be done or performed by the Company prior to the Closing Date (and, if any Additional Shares are purchased, at the Option Closing Date), to satisfy all conditions precedent to the delivery of the Shares.

6. Expenses. Whether or not any of the transactions contemplated in this Agreement are consummated or this Agreement is terminated, the Company agrees to pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including but not limited to: (i) the fees, disbursements and expenses of the Company’s counsel and the Company’s accountants in connection with the registration and delivery of the Shares under the Securities Act and all other fees or expenses in connection with the preparation, printing, filing and delivery of the Registration Statement, any preliminary prospectus, the Disclosure Package, the Prospectus, any Free Writing Prospectus prepared by or on behalf of, used by, or referred to by the Company and amendments and supplements to any of the foregoing; (ii) all costs and  expenses related to the preparation and issuance of the Shares and the transfer and delivery of the Shares to the Underwriters, including any transfer or other taxes payable thereon; (iii) the cost of printing or producing any securities or Blue Sky memorandum in connection with the offer and sale of the Shares under the securities laws of the jurisdictions, including any foreign jurisdictions, in which the Shares may be offered or sold and all expenses in connection with the qualification of the Shares for offer and sale under such securities laws as provided in Section 5(g) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky memorandum; (iv) all filing fees and the reasonable fees and disbursements of counsel to the Underwriters incurred in connection with any required review by FINRA of the terms of the sale of the Shares; (v) all costs and expenses incident to listing the Shares on the NYSE; (vi) the cost of printing any certificates representing the Shares, (vii) the costs and charges of any transfer agent, registrar or depositary for the Shares; (viii) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the offering of the Shares, including, without limitation, expenses associated with the preparation or dissemination of any road show, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the officers of the Company and any such consultants; (ix) all expenses in connection with any offer and sale of the Shares outside of the United States, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection with offers and sales outside of the United States; and (x) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section; provided, however, that the liability of the Company and the Operating Partnership for fees and disbursements of counsel for the Underwriters pursuant to Clauses (iii), (iv), and(ix) shall not exceed $15,000 in the aggregate.

If the sale of the Shares provided for herein is not consummated because any condition set forth in Section 7 hereof is not satisfied, because of any termination pursuant to Section 11 hereof or because of any refusal, inability or failure on the part of the Company or the Operating Partnership to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Underwriters, the Company will reimburse the Underwriters severally through the Representatives on demand for all out-of-pocket expenses (including reasonable fees and disbursements of counsel for the Underwriters) that shall have been incurred by them in connection with the proposed purchase and sale of the Shares.

7.  Conditions of the Obligations of the Underwriters. The obligations of the Underwriters to purchase the Firm Shares and the Additional Shares on the Closing Date or any Option Closing Date, as the case may be, shall be subject to the accuracy of the representations and warranties on the part of the Company and the Operating Partnership contained herein as of the date hereof, the Closing Date and any Option Closing Date, to the accuracy of the statements of the Company and the Operating Partnership made in any certificates pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions:

(a) No Material Notices. None of the following events shall have occurred and be continuing: (i) receipt by the Company or any of its Subsidiaries of any request for additional information from the Commission or any other federal or state governmental authority, the NYSE or FINRA during the period of effectiveness of the Registration Statement, the response to which would require any post-effective amendments or supplements to the Registration Statement or the Prospectus; (ii) the issuance by the Commission or any other federal or state governmental authority of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose; (iii) receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and (iv) the occurrence of any event that makes any material statement made in the Registration Statement or the Prospectus or any material document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires the making of any changes in the Registration Statement, related Prospectus or such documents so that, in the case of the Registration Statement, it will not contain any materially untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and, that in the case of the Prospectus, it will not contain any materially untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(b) Material Changes. Except as contemplated in the Prospectus, or disclosed in the Company’s reports filed with the Commission, there shall not have been any material adverse change, on a consolidated basis, in the authorized shares of beneficial interest of the Company or any Material Adverse Effect, or any development that could reasonably be expected to cause a Material Adverse Effect, or any downgrading in or withdrawal of any rating assigned to any of the Company’s or the Operating Partnership’s securities (other than asset backed securities) by any rating organization or a public announcement by any rating organization that it has under surveillance or review its rating of any of the Company’s or the Operating Partnership’s securities (other than asset backed securities), the effect of which, in the case of any such action by a rating organization described above, in the reasonable judgment of the Representatives (without relieving the Company or the Operating Partnership of any obligation or liability it may otherwise have), is so material as to make it impracticable or inadvisable to proceed with the offering of the Shares on the terms and in the manner contemplated in the Prospectus.

(c) No Termination Event. There shall not have occurred any event that would permit the Underwriters to terminate this Agreement pursuant to Section 11 hereof.

(d) Company Counsel Opinion. The Underwriters shall have received on or before the Closing Date and each Option Closing Date, if any, the opinions of Hunton & Williams LLP and Stinson Leonard Street LLP as applicable, outside counsel for the Company and the Operating Partnership, with respect to certain corporate matters, negative assurance statements and tax matters, dated the Closing Date and any Option Closing Date, as applicable, each addressed to the Underwriters, substantially in the applicable forms set forth in Exhibit A-1, A-2, A-3 and A-4 attached hereto.

(e) Underwriters’ Counsel Opinion. The Representatives shall have received from Morrison & Foerster LLP, counsel for the Underwriters, such opinion or opinions, dated the Closing Date and any Option Closing Date, and addressed to the Underwriters, with respect to the issuance and sale of the Shares, the Registration Statement, the Prospectus (together with any supplement thereto) and other related matters as the Representatives may reasonably require, and the Company shall have furnished to such counsel such documents as they may reasonably request for the purpose of enabling them to pass upon such matters. Morrison & Foerster LLP may rely on the opinion of Stinson Leonard Street LLP, delivered pursuant to Section 7(d) hereof, with respect to matters of North Dakota law.

(f) Comfort Letter. On the date of this Agreement and on the Closing Date (including any Option Closing Date, as the case may be) Grant Thornton LLP shall have furnished to the Representatives, at the request of the Company, letters, dated the respective dates of delivery thereof and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives, containing statements and information of the type customarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus (including documents incorporated by reference therein); provided, that the letter delivered on the Closing Date or any Option Closing Date, as the case may be, shall use a “cut-off” date no more than three Business Days prior to such Closing Date or such Option Closing Date.

(g) Officers’ Certificate. The Company and the Operating Partnership shall have furnished to the Underwriters a certificate, signed by the President and the Chief Financial Officer of the Company (and appropriate officers of the Operating Partnership), dated the Closing Date and any Option Closing Date, to the effect that the signers of such certificate have carefully examined the Registration Statement, the Disclosure Package, the Prospectus, any supplements to the Prospectus and this Agreement and that:

(i)  the representations and warranties of the Company and the Operating Partnership in this Agreement are true and correct on and as of the Closing Date or any Option Closing Date, as the case may be, and the Company and the Operating Partnership have complied with all the agreements and satisfied all the conditions on their part to be performed or satisfied at or prior to the Closing Date (or any Option Closing Date);

(ii)  (A) as of the effective date of the Registration Statement, the Registration Statement and, as of the date of the Prospectus, the Closing Date and any

Option Closing Date, the Disclosure Package and Prospectus, did not include any untrue statement of a material fact and did not omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading (with respect to the Prospectus and the Disclosure Package, in light of the circumstances under which they were made), and (B) since the effective date of the Registration Statement no event has occurred which should have been set forth in a supplement or amendment to the Registration Statement, the Disclosure Package or the Prospectus which has not been so set forth in such supplement or amendment;

(iii)  the Registration Statement has become effective under the Securities Act and no stop order suspending the effectiveness of the Registration Statement has been issued, and no order directed at any document incorporated by reference in the Registration Statement or the Preliminary Prospectus, the Disclosure Package or the Prospectus or any amendment or supplement thereto has been issued and no proceedings for that purpose have been instituted or, to the Company’s knowledge, threatened by the Commission or by the state securities authority of any jurisdiction; and

(iv)  since the date of the most recent financial statements included in the Disclosure Package and the Prospectus, there has been no Material Adverse Effect.

(h) Secretary’s Certificate. The Company shall deliver to the Representatives a certificate dated as of the Closing Date and any Option Closing Date, as applicable, and executed by the Secretary of the Company, signing in such capacity, (i) certifying that attached thereto are true and complete copies of the resolutions duly adopted by the Board of Trustees of the Company authorizing the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby (including, without limitation, the issuance of the Shares pursuant to this Agreement), which authorization shall be in full force and effect on and as of the date of such certificate; (ii) certifying and attesting to the office, incumbency, due authority and specimen signatures of each Person who executed this Agreement for or on behalf of the Company; and (iii) certifying as to such additional matters as the Representatives may reasonably request.

(i) Approval for Listing. On or prior to the Closing Date, the Company shall have applied to have the Series C Preferred Shares listed on the NYSE, shall have used its best efforts to respond to any requests from the NYSE relating to the application and shall have used its best efforts to effect the listing of the Shares on the NYSE within the time period specified in the Registration Statement, the Disclosure Package and the Prospectus.

(j) Reservation of Common Shares. The Company will reserve and keep available at all times the maximum number of Common Shares issuable upon conversion of the Shares pursuant to the Articles Supplementary.

(k) Other Materials. At the Closing Date and the Option Closing Date, counsel for the Underwriters shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Shares as herein contemplated and related proceedings, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained.

8.  Indemnification and Contribution.

(a) Company and Operating Partnership Indemnification. The Company and the Operating Partnership, jointly and severally, agree to indemnify and hold harmless each Underwriter, the directors, officers, partners, employees and agents of any Underwriter and each person, if any, who (i) controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, or (ii) is controlled by or is under common control with any Underwriter (each individual referred to in clause (i) and (ii) herein referred to as an “Underwriter Affiliate”) from and against: any and all losses, claims, liabilities, expenses and damages (including, but not limited to, any and all reasonable investigative, legal and other expenses incurred in connection with, and any and all amounts paid in settlement (in accordance with Section 8(c) hereof) of, any action, suit or proceeding between any of the indemnified parties and any indemnifying parties or between any indemnified party and any third party, or otherwise, or any claim asserted), as and when incurred, to which the Underwriters, or any such person, may become subject under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, liabilities, expenses or damages arise out of or are based, directly or indirectly, on (a) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Disclosure Package, any Issuer Free Writing Prospectus, any Permitted Free Writing Prospectus, any roadshow materials used in connection with the offer of the Shares, or the Prospectus, or any amendment or supplement to the foregoing, or in any application or other document executed by or on behalf of the Company or the Operating Partnership or based on written information furnished by or on behalf of the Company or the Operating Partnership filed in any jurisdiction in order to qualify the Shares under the securities laws thereof or filed with the Commission or (b) the omission or alleged omission to state in any such document a material fact required to be stated in it or necessary to make the statements in it not misleading; provided, however, that neither the Company nor the Operating Partnership shall be liable in any such case (as set forth in Section 8(a)(1) or Section 8(a)(2)) to the extent that such loss, claim, liability, expense or damage arises from the sale of the Shares pursuant to this Agreement and is caused directly or indirectly by an untrue statement or omission made in reliance upon and in conformity with written information relating to any Underwriter and furnished to the Company in writing through the Representatives expressly for inclusion therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the following information in the Prospectus furnished on behalf of each Underwriter: the concession and reallowance figures appearing in the first paragraph under the caption “Underwriting—Commissions and Discounts,” and the information in the first paragraph under caption “Underwriting—Other Relationships (collectively referred to herein as the “Underwriter Information”). This indemnity agreement will be in addition to any liability that the Company or the Operating Partnership might otherwise have.

(b) Underwriters Indemnification. The Underwriters agree to indemnify and hold harmless the Company, its trustees, each officer of the Company that signed the Registration

Statement, the Operating Partnership and each person, if any, who (i) controls the Company or the Operating Partnership within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act or (ii) is controlled by or is under common control with the Company or the Operating Partnership (a “Company Affiliate”) against any and all loss, liability, claim, damage and expense described in the indemnity contained in Section 8(a) hereof, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendments thereto), the Disclosure Package or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information relating to any Underwriter and furnished to the Company in writing through the Representatives expressly for inclusion therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the Underwriter Information, as set forth in the penultimate sentence of Section 8(a) above.

(c) Procedure. Any party that proposes to assert the right to be indemnified under this Section 8 will, promptly after receipt of notice of commencement of any action against such party in respect of which a claim is to be made against an indemnifying party or parties under this Section 8, notify in writing each such indemnifying party of the commencement of such action, enclosing a copy of all papers served, but the omission so to notify such indemnifying party will not relieve the indemnifying party from (i) any liability that it might have to any indemnified party otherwise than under this Section 8 and (ii) any liability that it may have to any indemnified party under the foregoing provision of this Section 8 unless, and only to the extent that, such omission results in the forfeiture of substantive rights or defenses by the indemnifying party. If any such action is brought against any indemnified party and it notifies the indemnifying party of its commencement, the indemnifying party will be entitled to participate in and, to the extent that it elects by delivering written notice to the indemnified party promptly after receiving notice of the commencement of the action from the indemnified party, jointly with any other indemnifying party similarly notified, to assume the defense of the action, with counsel reasonably satisfactory to the indemnified party, and after notice from the indemnifying party to the indemnified party of its election to assume the defense, the indemnifying party will not be liable to the indemnified party for any legal or other expenses except as provided below and except for the reasonable costs of investigation subsequently incurred by the indemnified party in connection with the defense. The indemnified party will have the right to employ its own counsel in any such action, but the fees, expenses and other charges of such counsel will be at the expense of such indemnified party unless (i) the employment of counsel by the indemnified party has been authorized in writing by the indemnifying party, (ii) the indemnified party has reasonably concluded (based on advice of counsel) that there may be legal defenses available to it or other indemnified parties that are different from or in addition to those available to the indemnifying party, (iii) a conflict or potential conflict exists (based on advice of counsel to the indemnified party) between the indemnified party and the indemnifying party (in which case the indemnifying party will not have the right to direct the defense of such action on behalf of the indemnified party) or (iv) the indemnifying party has not in fact employed counsel to assume the defense of such action within a reasonable time after receiving notice of the commencement of the action, in each of which cases the reasonable fees, disbursements and other charges of counsel will be at the expense of the indemnifying party or parties. It is understood that the indemnifying party or parties shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees, disbursements and other charges of more than one separate firm admitted to practice in such jurisdiction at any one time for all such indemnified party or parties. All such fees, disbursements and other charges will be reimbursed by the indemnifying party promptly as they are incurred. An indemnifying party will not, in any event, be liable for any settlement of any action or claim effected without its written consent. No indemnifying party shall, without the prior written consent of each indemnified party, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding relating to the matters contemplated by this Section 8 (whether or not any indemnified party is a party thereto), unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising or that may arise out of such claim, action or proceeding.  Notwithstanding the foregoing, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by this Section 8, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) the indemnifying party or parties shall have received written notice of the terms of such settlement at least 30 days before such settlement is entered into, and (iii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement.

(d) Contribution. In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in the foregoing paragraphs of this Section 8 is applicable in accordance with its terms but for any reason is held to be unavailable from the Company, the Operating Partnership or the Underwriters, the Company and the Underwriters will contribute to the total losses, claims, liabilities, expenses and damages (including any investigative, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted, but after deducting any contribution received by the Company or the Operating Partnership from persons other than the Underwriters, such as persons who control the Company or the Operating Partnership within the meaning of the Securities Act, officers of the Company who signed the Registration Statement and trustees of the Company, who also may be liable for contribution) to which the Company, the Operating Partnership and the Underwriters may be subject in such proportion as shall be appropriate to reflect the relative benefits received by the Company and the Operating Partnership, on the one hand, and the Underwriters, on the other. The relative benefits received by the Company and the Operating Partnership, on the one hand, and the Underwriters, on the other, shall be deemed to be in the same proportion as the total net proceeds from the sale of the Shares (before deducting expenses) received by the Company bear to the total compensation received by the Underwriters from the sale of Shares on behalf of the Company. If, but only if, the allocation provided by the foregoing sentence is not permitted by applicable law, the allocation of contribution shall be made in such proportion as is appropriate to reflect not only the relative benefits referred to in the foregoing sentence but also the relative fault of the Company and the Operating Partnership, on the one hand, and the Underwriters, on the other, with respect to the statements or omission that resulted in such loss, claim, liability, expense or damage, or action in respect thereof, as well as any other relevant equitable considerations with respect to such offering. Such relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or the Operating Partnership, on the one hand, or the Underwriters, on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Operating Partnership and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 8(d) were to be determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, liability, expense, or damage, or action in respect thereof, referred to above in this Section 8(d) shall be deemed to include, for the purpose of this Section 8(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim to the extent consistent with Section 8(c) hereof. Notwithstanding the foregoing provisions of this Section 8(d), the Underwriters shall not be required to contribute any amount in excess of the commissions received by them under this Agreement and no person found guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8(d), any person who controls a party to this Agreement within the meaning of the Securities Act, and any Underwriter Affiliate, will have the same rights to contribution as that party, and each officer of the Company who signed the Registration Statement will have the same rights to contribution as the Company, subject in each case to the provisions hereof. Any party entitled to contribution, promptly after receipt of notice of commencement of any action against such party in respect of which a claim for contribution may be made under this Section 8(d), will notify any such party or parties from whom contribution may be sought, but the omission to so notify will not relieve that party or parties from whom contribution may be sought from any other obligation it or they may have under this Section 8(d) except to the extent that the failure to so notify such other party materially prejudiced the substantive rights or defenses of the party from whom contribution is sought. Except for a settlement entered into pursuant to the last sentence of Section 8(c) hereof, no party will be liable for contribution with respect to any action or claim settled without its written consent if such consent is required pursuant to Section 8(c) hereof. The obligations of the Company and the Operating Partnership, on the one hand, and the Underwriters, on the other, shall be in addition to any liability that the Company and Operating Partnership, on the one hand, and the Underwriters, on the other, may otherwise have.

9.  Default by an Underwriter. If any one or more Underwriters shall fail to purchase and pay for any of the Shares agreed to be purchased by such Underwriter or Underwriters hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the amount of Shares set forth opposite their names in Schedule I hereto bears to the aggregate amount of Shares set forth opposite the names of all the nondefaulting Underwriters) the Shares which the defaulting Underwriter or Underwriters agreed but failed to purchase; provided, however, that in the event that the aggregate amount of Shares which the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the aggregate number of Shares set forth in Schedule I hereto, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Shares, and if such nondefaulting Underwriters do not purchase all the Shares within 48 hours of default, this Agreement shall terminate without liability to any nondefaulting Underwriter or the Company or the Operating Partnership. In the

event of a default by any Underwriter as set forth in this Section 9, the Closing Date shall be postponed for such period, not exceeding seven (7) Business Days, as the Representatives shall determine in order that the required changes in the Registration Statement and the Prospectus or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Company and any nondefaulting Underwriter for damages occasioned by its default hereunder.

10.  Survival of Certain Representations and Obligations. The indemnity and contribution agreements contained in Section 8, the provisions of Section 6 (Expenses) and all representations and warranties of the Company and the Operating Partnership herein or in certificates delivered pursuant hereto shall survive, regardless of (i) any investigation made by or on behalf of the Underwriters, any controlling persons, or the Company or the Operating Partnership (or any of their respective officers, trustees or controlling persons), (ii) delivery and acceptance of the Shares and payment therefor or (iii) any termination, default or cancellation of this Agreement.

11.  Termination. The Underwriters may terminate this Agreement by notice given by the Representatives to the Company, if after the execution and delivery of this Agreement and prior to the Closing Date or, with respect to the purchase of Additional Shares, prior to any Option Closing Date (a) trading generally shall have been suspended or materially limited or minimum prices shall have been established on, or by, as the case may be, the NYSE or NASDAQ Global Select Market, (b) trading of any securities of the Company shall have been suspended or materially limited on any exchange or in any over-the-counter market, (c) a material disruption in securities settlement, payment or clearance services in the United States shall have occurred, (d) any moratorium or material limitation on commercial banking activities shall have been declared by Federal or New York state authorities, (e) there shall have occurred any outbreak or escalation of hostilities, act of terrorism involving the United States or declaration by the United States of a national emergency or war, or (f) any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (e) or (f), in the Representatives’ judgment, is material and adverse and makes it, in the Representatives’ judgment, impracticable or inadvisable to proceed with the offer, sale or delivery of the Shares on the terms and in the manner contemplated in the Disclosure Package or the Prospectus (exclusive of any supplement thereto). Any such termination specified in this paragraph shall be without liability of any party to any other party except that the provisions of Section 6 (Expenses), Section 8 (Indemnification and Contribution), Section 10 (Survival of Certain Representations and Obligations), Section 16 (Applicable Law; Consent to Jurisdiction) and Section 17 (Waiver of Jury Trial) hereof shall remain in full force and effect notwithstanding such termination.

12.  Notices. Except as otherwise provided herein, all notices or other communications required or permitted to be given by any party to any other party pursuant to the terms of this Agreement shall be in writing, unless otherwise specified in this Agreement, as follows:

If sent to the Underwriters, shall be delivered to the Representatives:

BMO Capital Markets Corp.	and	Raymond James & Associates, Inc.
3 Times Square, 25th Floor		880 Carillon Parkway
New York, New York 10036		St. Petersburg, FL 33716

Fax: (212) 885-4165	Fax: (727) 567-8750
Attention: Equity-Linked Capital Markets	Attention: John Critchlow, ECM Legal

with a copy to:

Morrison & Foerster LLP
250 West 55th Street
New York, New York 10019
Fax: (212) 468-7900
Attention: Anna T. Pinedo

If sent to the Company or the Operating Partnership, shall be delivered to:

Investors Real Estate Trust

3015 16th Street, SW, Suite 100

Minot, North Dakota 58702

Fax: (701) 838-7785

Attention: Diane Bryantt

with a copy to:

Hunton & Williams LLP

Riverfront Plaza, East Tower

951 East Byrd Street

Richmond, Virginia 23219-4074

Fax: (804) 343-4580

Attention: David C. Wright, Esq.

Each party to this Agreement may change such address for notices by sending to the parties to this Agreement written notice of a new address for such purpose. Each such notice or other communication shall be deemed given (i) when delivered personally or by verifiable facsimile transmission (with an original to follow) on or before 4:30 p.m., New York City time, on a Business Day or, if such day is not a Business Day, on the next succeeding Business Day, (ii) on the next Business Day after timely delivery to a nationally-recognized overnight courier and (iii) on the Business Day actually received if deposited in the U.S. mail (certified or registered mail, return receipt requested, postage prepaid). For purposes of this Agreement, “Business Day” shall mean any day on which the NYSE and commercial banks in the City of New York are open for business.

13.  Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the Company, the Operating Partnership and the Underwriters and their respective successors and the affiliates, controlling persons, officers and trustees referred to in Section 8 hereof. References to any of the parties contained in this Agreement shall be deemed to include the successors and permitted assigns of such party. The term “successors and assigns” shall not include a purchaser of any of the Shares from any of the several Underwriters merely because of such purchase. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and permitted assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement. Neither party may assign its rights or obligations under this Agreement without the prior written consent of the other party.

14.  Adjustments for Share Splits. The parties acknowledge and agree that all share-related numbers contained in this Agreement shall be adjusted to take into account any share split, share dividend or similar event effected with respect to the Shares.

15.  Entire Agreement; Amendment; Severability. This Agreement (including all Schedules and exhibits attached hereto) constitutes the entire agreement and supersedes all other prior and contemporaneous agreements and undertakings, both written and oral, among the parties hereto with regard to the subject matter hereof. Neither this Agreement nor any term hereof may be amended except pursuant to a written instrument executed by the Company and the Underwriters. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable as written by a court of competent jurisdiction, then such provision shall be given full force and effect to the fullest possible extent that it is valid, legal and enforceable, and the remainder of the terms and provisions herein shall be construed as if such invalid, illegal or unenforceable term or provision was not contained herein, but only to the extent that giving effect to such provision and the remainder of the terms and provisions hereof shall be in accordance with the intent of the parties as reflected in this Agreement.

16.  Applicable Law; Consent to Jurisdiction. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of New York without regard to the principles of conflicts of laws. Each party hereby irrevocably submits to the non-exclusive jurisdiction of the state and federal courts sitting in the City of New York, for the adjudication of any dispute hereunder or in connection with any transaction contemplated hereby, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof (certified or registered mail, return receipt requested) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.

17.  Waiver of Jury Trial. The Company, the Operating Partnership and each Underwriter each hereby irrevocably waives any right it may have to a trial by jury in respect of any claim based upon or arising out of this Agreement or any transaction contemplated hereby.

18.  Absence of Fiduciary Relationship. The Company and the Operating Partnership acknowledge and agree that:

(a) the Underwriters have been retained solely to act as an underwriter in connection with the sale of the Shares and that no fiduciary relationship between the Company and the Underwriters have been created in respect of any of the transactions contemplated by this Agreement, irrespective of whether the Underwriters have advised or are advising the Company on other matters;

(b) each of the Company and the Operating Partnership is capable of evaluating and understanding and understand and accept the terms, risks and conditions of the transactions contemplated by this Agreement;

(c) each of the Company and the Operating Partnership has been advised that the Underwriters and their affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company or the Operating Partnership and that the Underwriters have no obligation to disclose such interests and transactions to the Company or the Operating Partnership by virtue of any fiduciary, advisory or agency relationship; each of the Company and the Operating Partnership waives, to the fullest extent permitted by law, any claims it may have against the Underwriters, for breach of fiduciary duty or alleged breach of fiduciary duty and agrees that the Underwriters shall have no liability (whether direct or indirect) to the Company or the Operating Partnership in respect of such a fiduciary claim or to any person asserting a fiduciary duty claim on behalf of or in right of the Company or the Operating Partnership, including shareholders, partners, employees or creditors of the Company or the Operating Partnership; and

(d) each of the parties hereto is a sophisticated business person who was adequately represented by counsel during negotiations regarding the provisions hereof.

19.  Counterparts. This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery of an executed Agreement by one party to the other may be made by facsimile transmission.

20.  Definitions. As used in this Agreement, the following terms have the respective meanings set forth below:

(a) “Applicable Time” means 8:10 a.m. Eastern time on the date of this Agreement, or such other date and time agreed to by the Company and the Representatives.

(b) “Base Prospectus” means the base prospectus, including all documents incorporated therein by reference, included in the Registration Statement, as it may be supplemented by the Prospectus.

(c) “Disclosure Package” shall mean (i) the Base Prospectus, as amended and supplemented immediately prior to the Applicable Time (including the Preliminary Prospectus), (ii) the Issuer Free Writing Prospectuses and the pricing information identified in Schedule II hereto, and (iii) any other Free Writing Prospectus that the parties hereto shall hereafter expressly agree in writing to treat as part of the Disclosure Package.

(d) “Free Writing Prospectus” has the meaning set forth in Rule 405 under the Securities Act.

(e) “GAAP” means United States generally accepted accounting principles.

(f) “Issuer Free Writing Prospectus” means any “issuer free writing prospectus” as defined in Rule 433 under the Securities Act, relating to the Shares that (i) is required to be filed with the Commission by the Company or (ii) is exempt from filing pursuant to Rule 433(d) (5)(i) under the Securities Act, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g) under the Securities Act.

(g) “Organizational Documents” means (i) in the case of a corporation, its charter and by-laws; (ii) in the case of a limited or general partnership, its partnership certificate, certificate of formation or similar organizational document and its partnership agreement; (iii) in the case of a limited liability company, its articles of organization, certificate of formation or similar organizational documents and its operating agreement, limited liability company agreement, membership agreement or other similar agreement; (iv) in the case of a trust, its certificate of trust, certificate of formation or similar organizational document and its trust agreement or other similar agreement; and (v) in the case of any other entity, the organizational and governing documents of such entity.

(h) “Preliminary Prospectus” shall mean any preliminary prospectus supplement to the Base Prospectus which describes the Shares and the offering thereof and is used prior to filing of the Prospectus, together with the Base Prospectus, and including in each case the documents incorporated by reference therein.

(i) “Prospectus” shall mean the prospectus supplement relating to the Shares that was first filed pursuant to Rule 424(b) under the Securities Act after the Applicable Time, together with the Base Prospectus, and including in each case the documents incorporated by reference therein.

(j) “Registration Statement” shall mean the registration statement on Form S-3 (File No. 333-220378) including the financial statements, all exhibits and all documents incorporated by reference or deemed to be incorporated by reference therein, including any required information deemed to be a part thereof at the time of effectiveness pursuant to Rule 430B under the Securities Act, and in the event any post- effective amendment thereto becomes effective prior to the Closing Date, shall also mean such registration statement as so amended. If the Company files an abbreviated registration statement to register additional Series C Preferred Shares pursuant to Rule 462(b) under the Securities Act, then any reference herein to the term “Registration Statement” shall be deemed to include such registration statement. The term “Registration Statement” without reference to a time means the Registration Statement as of the time of the first contract of sale for the Shares, which time shall be considered the “new effective date” of the Registration Statement with respect to the Underwriters and the Shares (within the meaning of Rule 430B(f)(2) under the Securities Act).

(k) “Subsidiary” or “Subsidiaries” means each direct and indirect subsidiary of the Company, including, without limitation, the Operating Partnership, and all direct and indirect subsidiaries of the Operating Partnership.

21.  Integration. This Agreement supersedes all prior agreements and understandings (whether written or oral) between or among the Company, the Operating Partnership and the Underwriters, or any of them, with respect to the subject matter thereof.

[Signature page follows]

If the foregoing correctly sets forth the understanding among the Company, the Operating Partnership and the Underwriters, please so indicate in the space provided below for that purpose, whereupon this instrument, along with all counterparts hereof, shall constitute a binding agreement among the Company, the Operating Partnership and the several Underwriters named herein.

Very truly yours,

INVESTORS REAL ESTATE TRUST

By:	/s/ Mark Decker, Jr.
Name: Mark Decker, Jr.
Title: President and Chief Executive Officer

IRET PROPERTIES, A North Dakota Limited Partnership

By: IRET, Inc., its General Partner
By:	/s/ Mark Decker, Jr.
Name: Mark Decker, Jr.
Title: President and Chief Executive Officer

The foregoing Underwriting Agreement is hereby confirmed and accepted by the Representatives as of the date first above written, each for itself and as a Representative of the other Underwriters named on Schedule I hereto.

BMO CAPITAL MARKETS CORP.

By:	/s/ Brian Riley
Name: Brian Riley
Title: Director, Equity-Linked Capital Markets

RAYMOND JAMES & ASSOCIATES, INC.

By:	/s/ Justin Roman
Name: Justin Roman
Title: Senior Vice President

SCHEDULE I

Underwriters	Number of Firm Shares
BMO Capital Markets Corp.	1,380,000
Raymond James & Associates, Inc.	1,380,000
Robert W. Baird & Co. Incorporated	280,000
D.A. Davidson & Co.	280,000
Janney Montgomery Scott LLC	280,000
J.J.B. Hilliard, W.L. Lyons, LLC	280,000
PNC Capital Markets LLC	120,000
Total	4,000,000

SCHEDULE II

ISSUER FREE WRITING PROSPECTUSES:

Issuer Free Writing Prospectus, dated September 26, 2017, filed with the Commission pursuant to Rule 433, substantially in the form of Annex I to this Agreement.

SCHEDULE III

SCHEDULE OF SUBSIDIARIES

NAME OF SUBSIDIARY	PLACE OF INCORPORATION OR ORGANIZATION

EVI Billings, LLC	North Dakota
EVI Grand Cities, LLC	North Dakota
EVI Sioux Falls, LLC	North Dakota
Health Investors Business Trust	Delaware
IRET-3900 Urbandale, LLC	Delaware
IRET - 6405 France Medical, LLC	North Dakota
IRET-71 France, LLC	North Dakota
IRET - Ashland Apartments, LLC	Delaware
IRET - BD, LLC	Minnesota
IRET - Billings 2300 CBR, LLC	North Dakota
IRET - Canyon Lake, LLC	North Dakota
IRET - Cardinal Point, LLC	North Dakota
IRET - Cimarron Hills, LLC	North Dakota
IRET - Colony Apartments (NE), LLC	Delaware
IRET Corporate Plaza, LLC	North Dakota
IRET-Cottage Gables, LLC	North Dakota
IRET - Country Meadows 2, LLC	North Dakota
IRET-Cypress Court Apartments, LLC	North Dakota
IRET - Forest Park, LLC	Delaware
IRET — Grandeville, LLC	North Dakota
IRET - Grand Gateway Apartments, LLC	Delaware
IRET - Homestead Gardens I, LLC	Delaware
IRET - Homestead Gardens II, LLC	Delaware
IRET, Inc.	North Dakota
IRET - Kirkwood Apartments, LLC	North Dakota
IRET - Lakeside Apartments (NE), LLC	Delaware
IRET - LEXCOM, LLC	North Dakota
IRET - Minot Apartments, LLC	North Dakota
IRET - Minot EV, LLC	North Dakota
IRET - Missoula 3050 CBR, LLC	North Dakota
IRET-MR9, LLC	Delaware
IRET-MR9 Holding, LLC	Delaware
IRET - North Pointe Apartments, LLC	North Dakota
IRET - Olympic Village (MT), LLC	North Dakota
IRET - Park Meadows, LLC	Delaware
IRET Properties, a North Dakota Limited Partnership	North Dakota

IRET-QR, LLC	Delaware Ridge, LLC
IRET-Quarry	Delaware
IRET-RED 20, LLC	North Dakota
IRET-Ridge Oaks, LLC	Iowa
IRET - Rimrock, LLC	North Dakota
IRET - River Ridge Apartments, LLC	North Dakota
IRET - Rochester Crown Apartments, LLC	North Dakota
IRET - Rocky Meadows, LLC	North Dakota
IRET - SH1, LLC	North Dakota
IRET - Silver Spring, LLC	Delaware
IRET - Southbrook & Mariposa, LLC	North Dakota
IRET - Sunset Trail, LLC	Delaware
IRET - Thomasbrook Apartments, LLC	North Dakota
IRET - Valley Park Manor, LLC	North Dakota
IRET - Villa West Apartments, LLC	North Dakota
IRET - Westwood Park, LLC	North Dakota
IRET - Whispering Ridge Apartments, LLC	Delaware
IRET-Williston Garden Apartments, LLC	North Dakota
IRET - WRH1, LLC	North Dakota
LSREF Golden Property 14 (WY), LLC	Delaware
Mendota Office Holdings LLC	Minnesota
Mendota Office Three & Four LLC	Minnesota
Mendota Properties LLC	Minnesota
Minnesota Medical Investors LLC	Delaware
SMB Operating Company LLC	Delaware
WRH Holding, LLC	North Dakota

ANNEX I

[Final Term Sheet]

[See attachment]

INVESTORS REAL ESTATE TRUST

6.625% SERIES C CUMULATIVE REDEEMABLE PREFERRED SHARES

(LIQUIDATION PREFERENCE $25.00 PER SHARE)

Final Term Sheet

September 26, 2017

Issuer:	Investors Real Estate Trust (the “Issuer”)

Security:	6.625% Series C Cumulative Redeemable Preferred Shares (the “Series C Preferred Shares”)

Number of Shares:

4,000,000 Series C Preferred Shares (4,600,000 Series C Preferred Shares if the underwriters’ option to purchase additional Series C Preferred Shares is exercised in full). The Issuer reserves the right to reopen this series and issue additional Series C Preferred Shares either through public or private sales at any time.

Trade Date:	September 26, 2017

Settlement Date:

October 2, 2017 (T+4). The underwriters expect that the Series C Preferred Shares will be delivered in global form through the book-entry delivery system of DTC on or about October 2, 2017. Under Rule 15c6-1 under the Securities Exchange Act of 1934, as amended, trades in the secondary market generally are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the shares prior to October 2, 2017 will be required by virtue of the fact that the shares initially will settle in four trading days to specify alternative settlement arrangements to prevent a failed settlement and should consult their own investment advisor.

Public Offering Price:	$25.00 per share; $100,000,000 total (assuming the option to purchase additional Series C Preferred Shares is not exercised).

Underwriting Discount:	$0.7875 per share; $3,150,000 total (assuming the option to purchase additional Series C Preferred Shares is not exercised).

Net Proceeds (before expenses):	$24.2125 per share; $96,850,000 total (assuming the option to purchase additional Series C Preferred Shares is not exercised).

Dividend Rate:	6.625% per annum on the $25.00 liquidation preference (equivalent to $1.65625 per annum per share).

Dividend Payment Dates:	On or about the last day of March, June, September and December (or, if not a business day, on the next succeeding business day), commencing January 2, 2018.

Liquidation Preference:

$25.00 per share, plus any accrued and unpaid dividends (whether or not declared) to and including the date of the payment. Holders of Series C Preferred Shares will be entitled to receive this liquidating distribution before the Issuer distributes any assets to holders of the Issuer’s common shares and any other junior equity securities.

Optional Redemption:

On and after October 2, 2022, the Issuer may, at its option, redeem the Series C Preferred Shares, in whole or from time to time in part, by paying $25.00 per share, plus any accrued and unpaid dividends (whether or not declared) to, but not including, the date of redemption.

Special Optional Redemption:

Upon the occurrence of a Change of Control (as defined below), the Issuer may, at its option, redeem the Series C Preferred Shares, in whole or in part within 120 days after the first date on which such Change of Control occurred, by paying $25.00 per share, plus any accrued and unpaid dividends (whether or not declared) to, but not including, the date of redemption. If, prior to the Change of Control Conversion Date (as defined below), the Issuer provides or has provided notice of its election to redeem some or all of the Series C Preferred Shares (whether pursuant to its optional redemption right described above or the special optional redemption right), holders of Series C Preferred Shares will not be permitted to exercise the conversion right described below in respect of their shares called for redemption.

Change of Control:

Occurs when, after the original issuance of the Series C Preferred Shares, the following have occurred and are continuing:

•    the acquisition by any person, including any syndicate or group deemed to be a “person” under Section 13(d)(3) of the Securities Exchange Act of 1934, as amended, of beneficial ownership, directly or indirectly, through a purchase, merger or other acquisition transaction or series of purchases, mergers or other acquisition transactions of shares of the Issuer entitling that person to exercise more than 50% of the total voting power of all shares of the Issuer entitled to vote generally in elections of trustees (except that such person will be deemed to have beneficial ownership of all securities that such person has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition); and

•    following the closing of any transaction referred to in the bullet point above, neither the Issuer nor the acquiring or surviving entity has a class of common securities (or ADRs representing such common securities) listed on the New York Stock Exchange, or NYSE, the NYSE American LLC, or NYSE American, or the NASDAQ Stock Market, or Nasdaq, or listed or quoted on an exchange or quotation system that is a successor to the NYSE, the NYSE American or Nasdaq.

The “Change of Control Conversion Date” is the date the Series C Preferred Shares are to be converted, which will be a business day that is no fewer than 20 days nor more than 35 days after the date on which the Issuer provides the notice described above to the holders of Series C Preferred Shares.

Conversion Rights:

Except to the extent that the Issuer has elected to exercise its optional redemption right or its special optional redemption right by providing a notice of redemption prior to the Change of Control Conversion Date, upon the occurrence of a Change of Control, each holder of Series C Preferred Shares will have the right to convert some or all of the Series C Preferred Shares held by such holder (the “Change of Control Conversion Right”) on the Change of Control Conversion Date into a number of the Issuer’s common shares per Series C Preferred Share to be converted equal to the lesser of the following:

•    the quotient obtained by dividing (i) the sum of the $25.00 liquidation preference plus the amount of any accrued and unpaid dividends to, but not including, the Change of Control Conversion Date (unless the Change of Control Conversion Date is after a record date for a Series C Preferred Share dividend payment and prior to the corresponding Series C Preferred Share dividend payment date, in which case no additional amount for such accrued and unpaid dividend will be included in this sum) by (ii) the Common Share Price (as defined below); and

•    8.5616 (the “Share Cap”), subject to certain adjustments;

The “Common Share Price” for any Change of Control will be (i) the amount of cash consideration per common share, if the consideration to be received in the Change of Control by the holders of the Issuer’s common shares is solely cash; and (ii) the average of the closing prices for the Issuer’s common shares on the NYSE or Nasdaq, as the case may be, for the ten consecutive trading days immediately preceding, but not including, the effective date of the Change of Control, if the consideration to be received in the Change of Control by the holders of the Issuer’s common shares is other than solely cash.

If, prior to the Change of Control Conversion Date, the Issuer has provided a redemption notice with respect to some or all of the Series C Preferred Shares, holders of any Series C Preferred Shares that the Issuer has called for redemption will not be permitted to exercise their Change of Control Conversion Right in respect of any of their Series C Preferred Shares that have been called for redemption, and any Series C Preferred Shares subsequently called for redemption that have been tendered for conversion will be redeemed on the applicable date of redemption instead of converted on the Change of Control Conversion Date.

Except as provided above in connection with a Change of Control, the Series C Preferred Shares are not convertible into or exchangeable for any other securities or property.

NYSE Listing Symbol (applied for):	IRET PRC

CUSIP:	461730 400

ISIN:	US4617304005

Joint Book-Running Managers:	BMO Capital Markets Corp. Raymond James & Associates, Inc.

Co-Managers:	Robert W. Baird & Co. Incorporated D.A. Davidson & Co. Janney Montgomery Scott J.J.B. Hilliard, W.L. Lyons, LLC PNC Capital Markets LLC

The Issuer has filed a registration statement (including a prospectus dated September 7, 2017 and a preliminary prospectus supplement dated September 25, 2017) with the U.S. Securities and Exchange Commission, or the SEC, for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement, the related preliminary prospectus supplement and the other documents the Issuer has filed with the SEC for more complete information about the Issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC’s web site at www.sec.gov. Alternatively, the Issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus and related preliminary prospectus supplement if you request it by contacting: BMO Capital Markets Corp. at 1-800-414-3627; or Raymond James & Associates, Inc. at 1-800-248-8863.